# EARNINGS PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

Fourth Quarter 2024

NYSE:SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters and Years Ended December 31, 2024 and 2023

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters and Years Ended December 31, 2024 and 2023
Forward-Looking Statements:

This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Note on Non-GAAP Measures:

This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA" and "Definitions and Notes."
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EARNINGS PRESS RELEASE
February 26, 2025

Sun Communities Reports 2024 Fourth Quarter and Full Year Results; Provides 2025 Guidance

Net Income / (Loss) per Diluted Share of $(1.77) and $0.71 for the Quarter and Full Year

Core FFO per Share of $1.41 and $6.81 for the Quarter and Full Year

North America Same Property NOI increased by 5.7% for the Quarter and
4.1% for the Full Year of 2024 versus corresponding 2023 Periods

North America Same Property Adjusted Blended Occupancy for MH and RV of 99.0%
represents a 160 basis point year-over-year increase

Expecting North American Same Property NOI Growth of 4.3% - 5.6%

Expecting UK Same Property NOI Growth of 0.9% - 2.9%

Southfield, Michigan, February 26, 2025 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities and marinas (collectively, the "properties"), today reported its fourth quarter and full year results for 2024.

Financial Results for the Quarter and Year Ended December 31, 2024

•For the quarter ended December 31, 2024, net loss attributable to common shareholders was $224.4 million, or $1.77 per diluted share, compared to net loss attributable to common shareholders of $80.9 million, or $0.65 per diluted share for the same period in 2023.

•For the year ended December 31, 2024, net income attributable to common shareholders was $89.0 million, or $0.71 per diluted share, compared to a net loss attributable to common shareholders of $213.3 million, or $1.72 per diluted share for the same period in 2023.

Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter and year ended December 31, 2024, was $1.41 per common share and dilutive convertible securities ("Share") and $6.81 per Share, respectively, as compared to $1.34 and $7.10 for the same periods in 2023.

•Same Property Net Operating Income ("NOI")

◦North American Same Property NOI increased by $14.8 million and $45.5 million, or 5.7% and 4.1%, respectively, for the quarter and year ended December 31, 2024, as compared to the corresponding periods in 2023.

◦UK Same Property NOI increased by $1.8 million and $6.2 million, or 12.9% and 9.0%, respectively, for the quarter and year ended December 31, 2024, as compared to the corresponding periods in 2023.

"In the fourth quarter we continued to advance our strategic priorities focused on further simplifying our business," said Gary A. Shiffman, Chairman and CEO. "We achieved solid results in our Manufactured Housing segment, demonstrating the ongoing demand for attainable housing, while on the RV side we further increased the contribution from annual income streams. We are starting to see positive momentum with our operating initiatives and repositioning efforts aimed at maximizing revenue, diligent expense management, and more effective asset management to drive efficiencies. We have also been executing on our deleveraging initiative, disposing of approximately $570 million of non-strategic assets in 2024 and this year to date while remaining disciplined with capital investments. We took another meaningful step with the announcement of the sale of Safe Harbor Marinas, which will allow us to focus on our core businesses and further reduce our leverage. We are encouraged by our outlook for 2025 and our progress towards delivering sustained earnings growth."

OPERATING HIGHLIGHTS

North America Portfolio Occupancy

•MH and annual RV sites were 98.0% occupied at December 31, 2024, as compared to 97.4% at December 31, 2023.

•During the quarter ended December 31, 2024, the number of MH and annual RV revenue producing sites increased by approximately 710 sites, as compared to an increase of approximately 680 sites during the corresponding period in 2023. MH occupancy gains during the quarter ended December 31, 2024, accounted for approximately 57% of the total gains.

•During the year ended December 31, 2024, MH and annual RV revenue producing sites increased by approximately 3,210 sites, as compared to an increase of approximately 3,270 sites during the corresponding period in 2023. MH occupancy gains during the year ended December 31, 2024, accounted for approximately 29% of the total gains.

Same Property Results

For the properties owned and operated by the Company since at least January 1, 2023, the following table reflects the percentage changes for the quarter and year ended December 31, 2024, as compared to the same periods in 2023:

	Quarter Ended December 31, 2024
	North America
	MH	RV	Marina	Total	UK
Revenue	6.6%	3.3%	6.6%	5.8%	8.5%
Expense	5.3%	6.2%	6.7%	6.0%	4.3%
NOI	7.1%	0.4%	6.6%	5.7%	12.9%

	Year Ended December 31, 2024
	North America
	MH	RV	Marina	Total	UK
Revenue	6.8%	0.1%	5.9%	4.6%	6.5%
Expense	6.8%	3.8%	6.9%	5.7%	3.9%
NOI	6.7%	(2.8)%	5.4%	4.1%	9.0%

Number of Properties	283	150	127	560	51

North America Same Property adjusted blended occupancy for MH and RV increased by 160 basis points to 99.0% at December 31, 2024, from 97.4% at December 31, 2023.

INVESTMENT ACTIVITY

During the quarter ended December 31, 2024, the Company completed the following dispositions:

•In November 2024, one UK property for total cash consideration of $7.6 million, with a loss on sale of $1.1 million.

•In December 2024, a portfolio of 13 RV properties in Canada for total consideration of $64.0 million. The consideration consisted of $42.4 million in the form of an operator note receivable with a weighted average interest rate of 5.0% due in December 2026, and cash consideration of $20.1 million. The Company recorded a gain on sale of $9.1 million in conjunction with the disposition.

•In December 2024, one MH land parcel under development in Texas for total cash consideration of $13.0 million, with a gain on sale of $10.9 million.

Net proceeds from the dispositions were used to pay off an aggregate of $44.3 million of borrowings under the Company's senior credit facility.

Subsequent to the quarter ended December 31, 2024, the Company completed the following dispositions:

•In January 2025, a portfolio of RV properties for total cash consideration of $92.9 million. The total consideration included proceeds from the disposition of four RV properties that were owned by the Company along with proceeds from the settlement of a developer note receivable of $33.9 million pertaining to three additional developer-owned properties in which the Company had provided financing. Prior to the sale, in December 2024, the Company recorded asset impairment charges of $12.1 million related to the four owned properties and a fair value adjustment loss of $32.0 million related to the developer note receivable.

Refer to page 14 for additional details related to the Company's acquisition and disposition activity.

Impacts of Hurricane Helene and Milton

During the quarter ended December 31, 2024, the Company recognized charges of $13.9 million for debris removal and clean-up at several of its MH and RV properties and $4.4 million for impaired assets at several of its marinas due to the impact of Hurricane Helene and Milton. The Company maintains property, casualty, flood and business interruption insurance for its properties, subject to customary deductibles and limits.

The foregoing impairment is based on current information available, and the Company continues to assess these estimates. The actual final impairment could vary significantly from these estimates. Any changes to these estimates will be recognized in the period(s) in which they are determined.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

As of December 31, 2024, the Company had $7.4 billion in debt outstanding with a weighted average interest rate of 4.1% and a weighted average maturity of 6.2 years. At December 31, 2024, the Company's Net Debt to trailing twelve-month Recurring EBITDA ratio was 6.0 times.

UK Goodwill Impairment

During the quarter ended December 31, 2024, the Company recorded a non-cash goodwill impairment charge of $180.8 million in the Park Holidays reporting unit within the UK segment as part of its annual quantitative testing of goodwill. The decline in the fair value of the reporting unit was driven by recent uncertainty in the macroeconomic environment in the region, including higher borrowing costs and changing market dynamics, resulting in a decline in projected future cash flows.

Safe Harbor Sale

Subsequent to the quarter ended December 31, 2024, the Company announced that it had entered into an agreement to sell 100% of the Company's interest in the Safe Harbor Marinas business for an all-cash purchase price of $5.65 billion, subject to certain post-closing adjustments (the "Safe Harbor Sale"). While the Safe Harbor Sale is anticipated to close in the second quarter of 2025, the Safe Harbor Sale is subject to certain closing conditions and rights of termination, and it may not be completed on the anticipated timeline or at all. The Safe Harbor Sale is expected to generate approximately $5.5 billion of pre-tax proceeds after transaction costs, which the Company expects to use to support a combination of debt reduction, distributions to shareholders, and reinvestment in the Company's core businesses.

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The Safe Harbor Sale represents the disposition of the Company's Marina reporting segment and a strategic shift in operations. Accordingly, the historical results of the Marina reporting segment and assets and liabilities included in the disposition will be presented in the Company's consolidated financial statements as held for sale and as discontinued operations beginning in the first quarter of 2025. The initial closing of the Safe Harbor Sale is expected to take place during the second quarter of 2025. Upon closing, the Company expects to realize an estimated gain on sale of approximately $1.3 billion within Income from discontinued operations, net on the Company's Consolidated Statement of Operations. Certain marina properties representing approximately 10% of the total consideration may be transferred and paid for in one or more subsequent closings, subject to receipt of certain third-party approvals.

2025 GUIDANCE

The Company is establishing first quarter and full year 2025 guidance for Diluted EPS attributable to the Consolidated Portfolio (excluding marinas) and Core FFO per Share attributable to the Consolidated Portfolio (excluding marinas). The Company's guidance presented in this earnings release does not give pro forma effect to the completion of the Safe Harbor Sale, nor does it reflect any impacts therefrom, including timing and potential uses of proceeds. While the Safe Harbor Sale is anticipated to close in the second quarter of 2025, the Safe Harbor Sale is subject to certain closing conditions and rights of termination, and it may not be completed on the anticipated timeline or at all. Pursuant to the terms of the transaction agreement governing the Safe Harbor Sale, certain properties are also subject to the receipt of certain third-party consents and other closing conditions that may cause those properties to be sold in one or more subsequent closings, or may not be sold at all. In addition, while the Company currently anticipates that the proceeds from the Safe Harbor Sale will be used to support a combination of debt paydown, distributions to shareholders and reinvestment in the Company's core businesses, the anticipated proceeds are subject to adjustment, and no final decisions have been made with respect to use thereof. For these reasons, as well as other factors described elsewhere in this earnings release and in the Company's public reports, the actual results from the Company's business and operations in such period may differ materially from the Company's guidance for that period.

Given uncertainties related to the operations and financial impact to the Company of its marina portfolio during the pendency of the Safe Harbor Sale, including with respect to its operations prior to closing, the timing of closing and the impacts to the Company thereof, and the potential of subsequent closings and the timing thereof, the Company is not providing guidance with respect to the marina portfolio at this time.

The Company expects to provide updated guidance following the closing of the Safe Harbor Sale.

	First Quarter Ending March 31, 2025		Full Year Ending December 31, 2025
	Low	High	Low	High
Diluted EPS attributable to the Consolidated Portfolio (excluding marinas) (a)(b)	$(0.28)	$(0.20)	$1.11	$1.35
Core FFO per Share attributable to the Consolidated Portfolio (excluding marinas) (a)(b)(c)(d)	$0.78	$0.86	$4.81	$5.05
(a) Excludes results from the Company’s marina portfolio. The historical earnings attributable to the marina portfolio were $11.2 million for the first quarter 2024, and $74.2 million for the full year 2024. The historical Core FFO attributable to the marina portfolio was $46.9 million for the first quarter 2024, and $266.3 million for the full year 2024. The historical results of the marina portfolio may be materially different from the results of the marina portfolio for any future period. For illustrative purposes only, if these amounts were combined with our Consolidated Portfolio (excluding marinas) guidance stated above, it would imply a first quarter and full year 2025 combined EPS guidance range of between $(0.19) and $(0.11), and between $1.70 and $1.94, respectively, and a first quarter and full year 2025 combined Core FFO guidance range of between $1.14 and $1.22, and between $6.82 and $7.06, respectively. The historical results of the marina portfolio may be materially different from the results of the marina portfolio for any future period, and, given the inherent uncertainties related to the operations and financial impact to the Company of its marina portfolio during the pendency of the Safe Harbor Sale, investors are encouraged not to place undue reliance upon such amounts.
(b) The diluted share counts for the quarter ending March 31, 2025 and the year ending December 31, 2025 are estimated to be 132.4 million and 132.5 million, respectively.
(c) No reconciliation of the forecasted range for Core FFO per share attributable to the Consolidated Portfolio (excluding marinas) is included in this release because we are unable to quantify certain amounts that would be required to be included in the reconciliation to the comparable GAAP financial measure without unreasonable efforts, particularly with respect to the allocations of itemized adjustments to the Consolidated Portfolio (excluding marinas) during the pendency of the Safe Harbor Sale, and we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors.
(d) The Company's guidance translates forecasted results from operations in the UK using the relevant exchange rate provided in the table presented below. The impact of fluctuations in Canadian and Australian foreign currency rates on guidance are not material.

Currencies	Exchange Rates
U.S. dollar ("USD") / pound sterling ("GBP")	1.24
USD / Canadian dollar ("CAD")	0.70
USD / Australian dollar ("AUD")	0.62

Supplemental Guidance Tables:

Same Property Portfolio (in millions and %)(a)	FY 2024 Actual Results	Expected Change in FY 2025
North America (MH and RV)
Revenues from real property	$1,388.9	3.9%	-	4.5%
Total property operating expenses	475.5	2.6%	-	3.3%
Total North America Same Property NOI(b)	$913.4	4.3%	-	5.6%

MH NOI (284 properties)	$632.9	5.9%	-	6.9%
RV NOI (157 properties)	$280.5	0.5%	-	2.5%

UK (51 properties)
Revenues from real property	$142.5	4.6%	-	5.2%
Total property operating expenses	68.9	7.6%	-	8.6%
Total UK Same Property NOI(b)	$73.6	0.9%	-	2.9%

Average Rental Rate Increases Expected
North America
MH	5.2%
Annual RV	5.1%
UK	3.7%

For the first quarter ending March 31, 2025, the Company's guidance range assumes North America Same Property NOI growth of 3.0% - 4.3% and UK Same Property NOI growth of (5.4%) - (2.6%).

Consolidated Portfolio Guidance For 2025 (excluding marinas) (in millions and %)	FY 2024 Actual Results	Expected Change / Range in FY 2025
Revenues from real property	$1,703.0	2.2%	-	2.9%
Total property operating expenses	687.8	1.5%	-	2.4%
Total Real Property NOI(c)	$1,015.2	2.1%	-	3.8%

Service, retail, dining and entertainment NOI	$23.6	$23.4	-	$25.7
Interest income	$20.2	$19.1	-	$20.3
Brokerage commissions and other, net(d)	$44.5	$32.8	-	$39.3
FFO contribution from North American home sales	$9.9	$3.5	-	$5.1
FFO contribution from UK home sales	$59.9	$56.4	-	$63.0
General and administrative expenses excluding non-recurring expenses	$196.3	$194.6	-	$198.1
Interest expense	$350.3	$332.1	-	$338.8
Current tax expense	$3.6	$11.5	-	$13.4

Seasonality (excluding marinas)	1Q25	2Q25	3Q25	4Q25
North America Same Property NOI:
MH	25%	24%	25%	26%
RV	16%	25%	39%	20%
Total	22%	25%	30%	23%

UK Same Property NOI	13%	27%	38%	22%

Home Sales FFO
North America	9%	28%	42%	21%
UK	17%	29%	34%	20%

Seasonality (excluding marinas)	1Q25	2Q25	3Q25	4Q25
Consolidated Service, Retail, Dining and Entertainment NOI	(10)%	28%	84%	(2)%

Consolidated EBITDA	20%	25%	33%	22%

Core FFO per Share	17%	25%	37%	21%

Footnotes to 2025 Guidance Assumptions
(a)
The amounts in the Same Property Portfolio table reflect constant currency, as Canadian dollar and pound sterling figures included within the 2024 amounts have been translated at the assumed exchange rates used for 2025 guidance.

(b)	Total North America Same Property results net $90.5 million and $94.4 million of utility revenue against the related utility expense in property operating expenses for 2024 results and 2025 guidance, respectively. Total UK Same Property results net $17.4 million and $19.0 million of utility revenue against the related utility expense in property operating expenses for 2024 results and 2025 guidance, respectively.
(c)	Growth rate reflects the Total Real Property NOI growth impact from 2024 - 2025 YTD disposition activity.
(d)
Brokerage commissions and other, net includes approximately $18.0 million and $13.9 million of business interruption income and $9.5 million and $13.5 million of income from nonconsolidated affiliates for full year 2024 results and 2025 guidance, respectively.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 26, 2025. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity, including the Safe Harbor Sale. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter results will be held on Thursday, February 27, 2025 at 2:00 P.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through March 13, 2025 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13751363. The conference call will be available live on the Company's website located at www.suninc.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks and uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

∙	Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry and the markets within which the Company operates;
∙	Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
∙	Risks that the Safe Harbor Sale disrupts current plans and operations;
∙	The ability of the Company to complete the Safe Harbor Sale on a timely basis or at all;
∙	The impacts of the announcement or consummation of the Safe Harbor Sale on business relationships;
∙	The anticipated cost of the Safe Harbor Sale;
∙	The ability for the Company to realize the anticipated benefits of the Safe Harbor Sale, including with respect to tax strategies, or at all;
∙	The Company's liquidity and refinancing demands;
∙	The Company's ability to obtain or refinance maturing debt;
∙	The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
∙	Availability of capital;
∙	Outbreaks of disease and related restrictions on business operations;
∙	Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and pound sterling;
∙	The Company's ability to maintain rental rates and occupancy levels;
∙	The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
∙	The Company's remediation plan and its ability to remediate the material weaknesses in its internal control over financial reporting;
∙	Expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
∙	Increases in interest rates and operating costs, including insurance premiums and real estate taxes;
∙	Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
∙	General volatility of the capital markets and the market price of shares of the Company's capital stock;
∙	The Company's ability to maintain its status as a REIT;
∙	Changes in real estate and zoning laws and regulations;
∙	Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
∙	Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;
∙	Competitive market forces;
∙	The ability of purchasers of manufactured homes and boats to obtain financing; and
∙	The level of repossessions by manufactured home and boat lenders.
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Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of December 31, 2024, the Company owned, operated, or had an interest in a portfolio of 645 developed MH, RV, Marina, and UK properties comprising approximately 176,390 developed sites and approximately 48,760 wet slips and dry storage spaces in the U.S., Canada and the U.K.

For more information about the Company, please visit www.suninc.com.

Company Contacts

Investor Relations
Sara Ismail, Vice President
(248) 208-2500
investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	S&P
Baa3 | Stable	BBB | Stable

Equity Research Coverage
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@bofa.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Nicholas Joseph	nicholas.joseph@citi.com
	Eric Wolfe	eric.wolfe@citi.com
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com
	Conor Peaks	conor.peaks@db.com
Evercore ISI	Steve Sakwa	steve.sakwa@evercoreisi.com
	Samir Khanal	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreet.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo	James Feldman	james.feldman@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
	Keegan Carl	kcarl@wolferesearch.com
4th Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
($ in millions, except Per Share amounts)

	Quarters Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Financial Information
Basic earnings / (loss) per share	$(1.76)	$2.31	$0.42	$(0.22)	$(0.65)
Diluted earnings / (loss) per share	$(1.77)	$2.31	$0.42	$(0.22)	$(0.65)

Cash distributions declared per common share	$0.94	$0.94	$0.94	$0.94	$0.93

FFO per Share(b)(c)	$1.30	$2.19	$1.79	$1.12	$1.41
Core FFO per Share(b)(c)	$1.41	$2.34	$1.86	$1.19	$1.34

Real Property NOI(b)
MH	$161.9	$158.3	$160.7	$162.5	$155.6
RV	50.4	117.0	74.2	51.2	50.4
Marina	70.4	85.1	77.7	56.9	65.3
UK	16.3	28.8	18.7	15.3	14.0
Total	$299.0	$389.2	$331.3	$285.9	$285.3

Recurring EBITDA(b)	$271.5	$382.6	$335.9	$234.0	$256.0
TTM Recurring EBITDA / Interest(b)	3.5 x	3.4 x	3.6 x	3.7 x	3.9 x
Net Debt / TTM Recurring EBITDA(b)	6.0 x	6.0 x	6.2 x	6.1 x	6.1 x

Balance Sheet
Total assets	$16,549.4	$17,085.1	$17,011.1	$17,113.3	$16,940.7
Total debt	$7,352.8	$7,324.8	$7,852.8	$7,872.0	$7,777.3
Total liabilities	$9,096.8	$9,245.7	$9,781.6	$9,830.0	$9,506.8

Operating Information
Properties
MH	288	288	296	296	298
RV	166	179	179	179	179
Marina	138	138	137	136	135
UK	53	54	54	54	55
Total	645	659	666	665	667

Sites, Wet Slips and Dry Storage Spaces
MH	97,430	97,300	100,160	99,930	100,320
Annual RV	32,100	34,480	33,590	33,290	32,390
Transient	24,830	25,060	25,720	25,560	25,290
UK annual	17,690	17,790	17,710	18,110	18,110
UK transient	4,340	4,500	4,580	3,220	3,200
Total sites	176,390	179,130	181,760	180,110	179,310
Marina wet slips and dry storage spaces(d)	48,760	48,760	48,140	48,040	48,030

Occupancy
MH	97.3%	96.9%	96.7%	96.7%	96.6%
Annual RV	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV	98.0%	97.7%	97.5%	97.5%	97.4%
UK annual	89.7%	91.5%	89.9%	88.9%	89.5%

MH and RV Revenue Producing Site Net Gains(e)
MH leased sites, net	406	159	315	57	387
RV leased sites, net	304	893	918	157	296
Total leased sites, net	710	1,052	1,233	214	683
(a) Reflects restated financial information for non-cash goodwill impairment charges.
(b) Refer to Definition and Notes for additional information.
(c) Excludes the effect of certain anti-dilutive convertible securities.
(d) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
(e) Revenue producing site net gains do not include occupied sites acquired during the year.
4th Quarter Supplemental Information 2

Overview
Portfolio Overview as of December 31, 2024

	MH & RV Properties
	Properties	MH & Annual RV		Transient RV Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
North America
Florida	127	41,470	97.9%	3,980	45,450	2,330
Michigan	85	33,020	97.7%	510	33,530	1,290
California	37	6,990	99.3%	1,840	8,830	570
Texas	29	9,240	97.4%	1,670	10,910	3,850
Connecticut	16	1,910	95.8%	90	2,000	—
Maine	15	2,550	97.2%	980	3,530	200
Arizona	11	4,190	97.6%	810	5,000	1,120
Indiana	11	2,940	99.2%	1,020	3,960	180
New Jersey	11	3,060	100.0%	940	4,000	260
Colorado	11	2,930	90.5%	950	3,880	1,390
Virginia	10	1,670	100.0%	2,040	3,710	750
New York	10	1,540	99.0%	1,640	3,180	780
Other	81	18,020	99.3%	8,360	26,380	990
Total	454	129,530	98.0%	24,830	154,360	13,710

	Properties	UK Properties		Transient Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
United Kingdom	53	17,690	89.7%	4,340	22,030	2,860

	Marina
	Properties	Wet Slips and Dry Storage Spaces
Location
Florida	21	5,060
Rhode Island	12	3,460
Connecticut	12	3,580
California	12	6,440
New York	9	2,970
Massachusetts	9	2,540
Maryland	9	2,400
Other	54	22,310
Total	138	48,760

	Properties	Sites, Wet Slips and Dry Storage Spaces

Total Portfolio	645	225,150

4th Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	December 31, 2024	December 31, 2023
Assets
Land	$4,511.0	$4,278.2
Land improvements and buildings	11,460.6	11,682.2
Rental homes and improvements	834.1	744.4
Furniture, fixtures and equipment	1,108.4	1,011.7
Investment property	17,914.1	17,716.5
Accumulated depreciation	(3,741.0)	(3,272.9)
Investment property, net	14,173.1	14,443.6
Cash, cash equivalents and restricted cash	63.9	42.7
Inventory of manufactured homes	129.8	205.6
Notes and other receivables, net	484.0	421.6
Collateralized receivables, net(a)	51.2	56.2
Goodwill	551.2	733.0
Other intangible assets, net	338.9	369.5
Other assets, net	757.3	668.5
Total Assets	$16,549.4	$16,940.7
Liabilities
Mortgage loans payable	$3,212.2	$3,478.9
Secured borrowings on collateralized receivables(a)	51.2	55.8
Unsecured debt	4,089.4	4,242.6
Distributions payable	122.6	118.2
Advanced reservation deposits and rent	331.0	344.5
Accrued expenses and accounts payable	310.1	313.7
Other liabilities	980.3	953.1
Total Liabilities	9,096.8	9,506.8
Commitments and contingencies
Temporary equity	259.8	260.9
Shareholders' Equity
Common stock	1.3	1.2
Additional paid-in capital	9,864.2	9,466.9
Accumulated other comprehensive income / (loss)	(7.9)	12.2
Distributions in excess of accumulated earnings	(2,775.9)	(2,397.5)
Total SUI Shareholders' Equity	7,081.7	7,082.8
Noncontrolling interests
Common and preferred OP units	110.4	90.2
Consolidated entities	0.7	—
Total noncontrolling interests	111.1	90.2
Total Shareholders' Equity	7,192.8	7,173.0
Total Liabilities, Temporary Equity and Shareholders' Equity	$16,549.4	$16,940.7
(a) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
4th Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(amounts in millions, except for per share amounts)

	Quarter Ended			Year Ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change
Revenues
Real property (excluding transient)(a)	$456.4	$428.7	6.5%	$1,839.8	$1,714.2	7.3%
Real property - transient	44.6	44.7	(0.2)%	323.6	345.6	(6.4)%
Home sales	88.2	93.2	(5.4)%	369.9	419.9	(11.9)%
Service, retail, dining and entertainment	134.2	140.0	(4.1)%	626.9	638.9	(1.9)%
Interest	5.3	4.8	10.4%	20.7	45.4	(54.4)%
Brokerage commissions and other, net	17.2	15.3	12.4%	40.2	60.6	(33.7)%
Total Revenues	745.9	726.7	2.6%	3,221.1	3,224.6	(0.1)%
Expenses
Property operating and maintenance(a)	170.5	160.1	6.5%	732.3	693.0	5.7%
Real estate tax	31.5	28.0	12.5%	125.7	117.4	7.1%
Home costs and selling	70.1	72.1	(2.8)%	273.1	305.6	(10.6)%
Service, retail, dining and entertainment	125.6	132.2	(5.0)%	570.7	570.4	0.1%
General and administrative	76.7	78.3	(2.0)%	295.3	272.1	8.5%
Catastrophic event-related charges, net	16.7	6.0	178.3%	27.1	3.8	N/M
Business combinations	—	—	N/A	0.4	3.0	(86.7)%
Depreciation and amortization	170.2	177.7	(4.2)%	680.7	660.0	3.1%
Asset impairments(b)	38.9	—	N/A	71.4	10.1	N/M
Goodwill impairment	180.8	—	N/A	180.8	369.9	(51.1)%
Loss on extinguishment of debt	—	—	N/A	1.4	—	N/A
Interest	83.2	85.9	(3.1)%	350.4	325.8	7.6%
Interest on mandatorily redeemable preferred OP units / equity	—	0.6	(100.0)%	—	3.3	(100.0)%
Total Expenses	964.2	740.9	30.1%	3,309.3	3,334.4	(0.8)%
Loss Before Other Items	(218.3)	(14.2)	N/M	(88.2)	(109.8)	(19.7)%
Loss on remeasurement of marketable securities	—	(8.0)	(100.0)%	—	(16.0)	(100.0)%
Gain / (loss) on foreign currency exchanges	(19.6)	6.2	N/M	(25.8)	(0.3)	N/M
Gain on dispositions of properties	16.3	13.9	17.3%	202.9	11.0	N/M
Other income / (expense), net(b)	(2.4)	(2.0)	20.0%	3.2	(7.5)	N/M
Loss on remeasurement of notes receivable	(35.4)	(103.6)	(65.8)%	(36.4)	(106.7)	(65.9)%
Income from nonconsolidated affiliates	3.0	15.5	(80.6)%	9.5	16.0	(40.6)%
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	0.1	0.3	(66.7)%	6.6	(4.2)	N/M
Current tax benefit / (expense)	2.2	(0.6)	N/M	(4.3)	(14.5)	(70.3)%
Deferred tax benefit	23.1	8.3	178.3%	39.6	22.9	72.9%
Net Income / (Loss)	(231.0)	(84.2)	174.3%	107.1	(209.1)	N/M
Less: Preferred return to preferred OP units / equity interests	3.2	3.3	(3.0)%	12.8	12.3	4.1%
Less: Income / (loss) attributable to noncontrolling interests	(9.8)	(6.6)	48.5%	5.3	(8.1)	N/M
Net Income / (Loss) Attributable to SUI Common Shareholders	$(224.4)	$(80.9)	177.4%	$89.0	$(213.3)	N/M

Weighted average common shares outstanding - basic(b)	126.5	123.5	2.4%	124.5	123.4	0.9%
Weighted average common shares outstanding - diluted(b)	129.7	126.4	2.6%	127.2	123.8	2.7%

Basic earnings / (loss) per share	$(1.76)	$(0.65)	170.8%	$0.71	$(1.71)	N/M
Diluted earnings / (loss) per share(c)	$(1.77)	$(0.65)	172.3%	$0.71	$(1.72)	N/M
(a) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(b) Refer to Definitions and Notes for additional information.
(c) Excludes the effect of certain anti-dilutive convertible securities.
N/M = Not meaningful.
N/A = Not applicable.
4th Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO
(amounts in millions, except for per share data)

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income / (Loss) Attributable to SUI Common Shareholders	$(224.4)	$(80.9)	$89.0	$(213.3)
Adjustments
Depreciation and amortization	169.4	176.7	677.5	657.2
Depreciation on nonconsolidated affiliates	0.2	—	0.5	0.2
Asset impairments	38.9	—	71.4	10.1
Goodwill impairment	180.8	—	180.8	369.9
Loss on remeasurement of marketable securities	—	8.0	—	16.0
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.1)	(0.3)	(6.6)	4.2
Loss on remeasurement of notes receivable	35.4	103.6	36.4	106.7
Loss on remeasurement of collateralized receivables and secured borrowings	—	0.4	—	0.4
Gain on dispositions of properties, including tax effect	(15.1)	(13.9)	(203.6)	(8.9)
Add: Returns on preferred OP units	3.2	3.2	8.3	11.8
Add: Income / (loss) attributable to noncontrolling interests	(9.8)	(6.5)	4.8	(8.1)
Gain on disposition of assets, net	(6.0)	(9.0)	(27.1)	(38.0)
FFO(a)	$172.5	$181.3	$831.4	$908.2

Adjustments
Business combination expense	—	—	0.4	3.0
Acquisition and other transaction costs(a)	3.7	12.7	19.6	25.3
Loss on extinguishment of debt	—	—	1.4	—
Catastrophic event-related charges, net	16.7	6.0	27.1	3.8
Loss of earnings - catastrophic event-related charges, net(b)	(8.1)	(2.8)	3.4	2.1
(Gain) / loss on foreign currency exchanges	19.6	(6.2)	25.8	0.3
Other adjustments, net(a)	(18.0)	(17.8)	(27.2)	(27.4)
Core FFO(a)(c)	$186.4	$173.2	$881.9	$915.3

Weighted Average Common Shares Outstanding - Diluted	132.3	129.0	129.5	128.9

FFO per Share(a)(c)	$1.30	$1.41	$6.42	$7.05

Core FFO per Share(a)(c)	$1.41	$1.34	$6.81	$7.10
(a) Refer to Definitions and Notes for additional information.
(b) Loss of earnings - catastrophic event-related charges, net include the following:

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Hurricane Ian - three Fort Myers, Florida RV communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	$4.0	$5.1	$19.2	$21.9
Insurance recoveries realized for previously estimated loss of earnings	(11.3)	(7.9)	(16.3)	(19.7)
Other catastrophic weather events - four Florida communities and one New Hampshire community
Estimated loss of earnings in excess of the applicable business interruption deductible, net	0.5	—	1.8	(0.1)
Insurance recoveries realized for previously estimated loss of earnings	(1.3)	—	(1.3)	—
Loss of earnings - catastrophic event-related charges, net	$(8.1)	$(2.8)	$3.4	$2.1
(c) Excludes the effect of certain anti-dilutive convertible securities.
4th Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI
(amounts in millions)

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income / (Loss) Attributable to SUI Common Shareholders	$(224.4)	$(80.9)	$89.0	$(213.3)
Interest income	(5.3)	(4.8)	(20.7)	(45.4)
Brokerage commissions and other revenues, net	(17.2)	(15.3)	(40.2)	(60.6)
General and administrative	76.7	78.3	295.3	272.1
Catastrophic event-related charges, net	16.7	6.0	27.1	3.8
Business combination expense	—	—	0.4	3.0
Depreciation and amortization	170.2	177.7	680.7	660.0
Asset impairments(a)	38.9	—	71.4	10.1
Goodwill impairment	180.8	—	180.8	369.9
Loss on extinguishment of debt	—	—	1.4	—
Interest expense	83.2	85.9	350.4	325.8
Interest on mandatorily redeemable preferred OP units / equity	—	0.6	—	3.3
Loss on remeasurement of marketable securities	—	8.0	—	16.0
(Gain) / loss on foreign currency exchanges	19.6	(6.2)	25.8	0.3
Gain on dispositions of properties	(16.3)	(13.9)	(202.9)	(11.0)
Other (income) / expense, net(a)	2.4	2.0	(3.2)	7.5
Loss on remeasurement of notes receivable	35.4	103.6	36.4	106.7
Income from nonconsolidated affiliates	(3.0)	(15.5)	(9.5)	(16.0)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.1)	(0.3)	(6.6)	4.2
Current tax (benefit) / expense	(2.2)	0.6	4.3	14.5
Deferred tax benefit	(23.1)	(8.3)	(39.6)	(22.9)
Add: Preferred return to preferred OP units / equity interests	3.2	3.3	12.8	12.3
Add: Income / (loss) attributable to noncontrolling interests	(9.8)	(6.6)	5.3	(8.1)
NOI	$325.7	$314.2	$1,458.4	$1,432.2

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Real property NOI(a)	$299.0	$285.3	$1,305.4	$1,249.4
Home sales NOI(a)	18.1	21.1	96.8	114.3
Service, retail, dining and entertainment NOI(a)	8.6	7.8	56.2	68.5
NOI	$325.7	$314.2	$1,458.4	$1,432.2
(a) Refer to Definitions and Notes for additional information.
4th Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA
(amounts in millions)

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income / (Loss) Attributable to SUI Common Shareholders	$(224.4)	$(80.9)	$89.0	$(213.3)
Adjustments
Depreciation and amortization	170.2	177.7	680.7	660.0
Asset impairments(a)	38.9	—	71.4	10.1
Goodwill impairment	180.8	—	180.8	369.9
Loss on extinguishment of debt	—	—	1.4	—
Interest expense	83.2	85.9	350.4	325.8
Interest on mandatorily redeemable preferred OP units / equity	—	0.6	—	3.3
Current tax (benefit) / expense	(2.2)	0.6	4.3	14.5
Deferred tax benefit	(23.1)	(8.3)	(39.6)	(22.9)
Income from nonconsolidated affiliates	(3.0)	(15.5)	(9.5)	(16.0)
Less: Gain on dispositions of properties	(16.3)	(13.9)	(202.9)	(11.0)
Less: Gain on dispositions of assets, net	(6.0)	(9.0)	(27.1)	(38.0)
EBITDAre(a)	$198.1	$137.2	$1,098.9	$1,082.4
Adjustments
Catastrophic event-related charges, net	16.7	6.0	27.1	3.8
Business combination expense	—	—	0.4	3.0
Loss on remeasurement of marketable securities	—	8.0	—	16.0
(Gain) / loss on foreign currency exchanges	19.6	(6.2)	25.8	0.3
Other (income) / expense, net(a)	2.4	2.0	(3.2)	7.5
Loss on remeasurement of notes receivable	35.4	103.6	36.4	106.7
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.1)	(0.3)	(6.6)	4.2
Add: Preferred return to preferred OP units / equity interests	3.2	3.3	12.8	12.3
Add: Income / (loss) attributable to noncontrolling interests	(9.8)	(6.6)	5.3	(8.1)
Add: Gain on dispositions of assets, net	6.0	9.0	27.1	38.0
Recurring EBITDA(a)	$271.5	$256.0	$1,224.0	$1,266.1
(a) Refer to Definitions and Notes for additional information.

4th Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - Total Portfolio
(amounts in millions, except statistical information)

	Quarter Ended December 31, 2024					Quarter Ended December 31, 2023
Financial Information	MH	RV	Marinas	UK	Total	MH	RV	Marinas	UK	Total
Revenues
Real property (excluding transient)(a)	$239.1	$76.6	$107.3	$33.4	$456.4	$229.3	$70.0	$100.4	$29.0	$428.7
Real property - transient	0.3	33.4	5.9	5.0	44.6	0.4	35.5	4.6	4.2	44.7
Total operating revenues	239.4	110.0	113.2	38.4	501.0	229.7	105.5	105.0	33.2	473.4
Expenses
Property operating expenses	77.5	59.6	42.8	22.1	202.0	74.1	55.1	39.7	19.2	188.1
Real Property NOI(a)	$161.9	$50.4	$70.4	$16.3	$299.0	$155.6	$50.4	$65.3	$14.0	$285.3

	Year Ended December 31, 2024					Year Ended December 31, 2023
Financial Information	MH	RV	Marinas	UK	Total	MH	RV	Marinas	UK	Total
Revenues
Real property (excluding transient)(a)	$956.2	$318.8	$432.6	$132.2	$1,839.8	$906.1	$287.1	$406.8	$114.2	$1,714.2
Real property - transient	1.2	249.7	27.7	45.0	323.6	1.4	277.3	24.8	42.1	345.6
Total operating revenues	957.4	568.5	460.3	177.2	2,163.4	907.5	564.4	431.6	156.3	2,059.8
Expenses
Property operating expenses	314.1	275.6	170.2	98.1	858.0	296.9	265.1	158.8	89.6	810.4
Real Property NOI	$643.3	$292.9	$290.1	$79.1	$1,305.4	$610.6	$299.3	$272.8	$66.7	$1,249.4

	As of December 31, 2024					As of December 31, 2023
Other Information	MH	RV	Marinas	UK	Total	MH	RV	Marinas	UK	Total
Number of Properties	288	166	138	53	645	298	179	135	55	667
Sites, Wet Slips and Dry Storage Spaces
Sites, wet slips and dry storage spaces(b)	97,430	32,100	48,760	17,690	195,980	100,320	32,390	48,030	18,110	198,850
Transient sites	N/A	24,830	N/A	4,340	29,170	N/A	25,290	N/A	3,200	28,490
Total	97,430	56,930	48,760	22,030	225,150	100,320	57,680	48,030	21,310	227,340
Occupancy	97.3%	100.0%	N/A	89.7%	97.0%	96.6%	100.0%	N/A	89.5%	96.4%
N/M = Not meaningful. N/A = Not applicable.
(b) Refer to Definitions and Notes for additional information.
(b) MH annual sites included 11,214 and 10,237 rental homes in the Company's rental program at December 31, 2024 and 2023, respectively. The Company's investment in occupied rental homes at December 31, 2024 was $783.0 million, an increase of 12.3% from $697.1 million at December 31, 2023.

4th Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended December 31, 2024				Quarter Ended December 31, 2023				Total Change	% Change(d)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$219.6	$68.5	$91.9	$380.0	$205.9	$62.7	$87.0	$355.6	$24.4	6.7%	9.2%	5.7%	6.9%
Real property - transient	0.3	29.3	5.6	35.2	0.3	31.9	4.5	36.7	(1.5)	(22.5)%	(8.3)%	24.0%	(4.5)%
Total Same Property operating revenues	219.9	97.8	97.5	415.2	206.2	94.6	91.5	392.3	22.9	6.6%	3.3%	6.6%	5.8%
Same Property Expenses
Same Property operating expenses(e)	58.8	49.8	33.2	141.8	55.8	46.8	31.1	133.7	8.1	5.3%	6.2%	6.7%	6.0%
Real Property NOI(a)	$161.1	$48.0	$64.3	$273.4	$150.4	$47.8	$60.4	$258.6	$14.8	7.1%	0.4%	6.6%	5.7%

	Year Ended December 31, 2024				Year Ended December 31, 2023				Total Change	% Change(d)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$865.6	$281.3	$373.9	$1,520.8	$810.5	$253.3	$353.9	$1,417.7	$103.1	6.8%	11.1%	5.7%	7.3%
Real property - transient	1.2	222.4	26.8	250.4	1.3	249.9	24.5	275.7	(25.3)	(9.2)%	(11.0)%	9.2%	(9.2)%
Total Same Property operating revenues	866.8	503.7	400.7	1,771.2	811.8	503.2	378.4	1,693.4	77.8	6.8%	0.1%	5.9%	4.6%
Same Property Expenses
Same Property operating expenses(e)	235.2	231.3	134.4	600.9	220.1	222.8	125.7	568.6	32.3	6.8%	3.8%	6.9%	5.7%
Real Property NOI(a)	$631.6	$272.4	$266.3	$1,170.3	$591.7	$280.4	$252.7	$1,124.8	$45.5	6.7%	(2.8)%	5.4%	4.1%
Other Information
Number of properties(c)	283	150	127	560	283	150	127	560
Sites, wet slips and dry storage spaces	96,640	52,690	43,350	192,680	96,370	52,110	43,460	191,940

(a) Refer to Definitions and Notes for additional information.
(b) Same Property results for the Company's MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the average exchange rate of $0.7148 and $0.7302 USD per Canadian dollar, respectively, during the quarter and year ended December 31, 2024.
(c) Financial results from properties impacted by dispositions and catastrophic weather events during 2024 have been removed from Same Property reporting.
(d) Percentages are calculated based on unrounded numbers.
(e) Refer to "Utility Revenues" within Definitions and Notes for additional information.

4th Quarter Supplemental Information 10

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a) (Continued)
(amounts in millions, except for statistical information)

(e) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended				Year Ended
	December 31, 2024	December 31, 2023	Change	% Change(c)	December 31, 2024	December 31, 2023	Change	% Change(c)
Payroll and benefits	$42.6	$45.6	$(3.0)	(6.5)%	$193.3	$194.3	$(1.0)	(0.5)%
Real estate taxes	28.6	26.1	2.5	9.6%	113.4	107.1	6.3	5.9%
Supplies and repairs	21.7	16.8	4.9	29.1%	85.1	73.8	11.3	15.3%
Utilities	16.7	15.3	1.4	9.3%	66.1	63.0	3.1	4.9%
Legal, state / local taxes, and insurance	13.2	13.6	(0.4)	(3.1)%	55.0	55.6	(0.6)	(1.3)%
Other	19.0	16.3	2.7	15.7%	88.0	74.8	13.2	17.6%
Total Same Property Operating Expenses	$141.8	$133.7	$8.1	6.0%	$600.9	$568.6	$32.3	5.7%

	As of
	December 31, 2024		December 31, 2023
	MH	RV	MH	RV
Other Information
Number of properties(b)	283	150	283	150
Sites
MH and annual RV sites	96,640	31,070	96,370	29,400
Transient RV sites	N/A	21,620	N/A	22,710
Total	96,640	52,690	96,370	52,110
MH and Annual RV Occupancy
Occupancy(c)	97.6%	100.0%	97.1%	100.0%
Average monthly base rent per site	$708	$654	$671	$617
% Change of monthly base rent(d)	5.5%	6.0%	N/A	N/A
Rental Program Statistics included in MH
Number of occupied sites, end of period(e)	10,630	N/A	9,830	N/A
Monthly rent per site – MH rental program	$1,344	N/A	$1,300	N/A
% Change(d)	3.4%	N/A	N/A	N/A
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Financial results from properties impacted by dispositions and catastrophic weather events during 2024 have been removed from Same Property reporting.
(c) Same Property blended occupancy for MH and RV was 98.2% at December 31, 2024, up 40 basis points from 97.8% at December 31, 2023. Adjusting for recently delivered and vacant expansion sites, Same Property adjusted blended occupancy for MH and RV increased by 160 basis points year over year, to 99.0% at December 31, 2024, from 97.4% at December 31, 2023.
(d) Calculated using actual results without rounding.
(e) Occupied rental program sites in Same Property are included in total sites.

4th Quarter Supplemental Information 11

Supplemental Disclosure
Real Property Operations - UK Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended			Year Ended
	December 31, 2024	December 31, 2023	% Change(c)	December 31, 2024	December 31, 2023	% Change(c)
Financial Information(b)
Same Property Revenues
Real property (excluding transient)	$26.8	$24.8	8.0%	$102.4	$95.5	7.2%
Real property - transient	5.0	4.5	11.6%	44.7	42.7	4.8%
Total Same Property operating revenues	31.8	29.3	8.5%	147.1	138.2	6.5%
Same Property Expenses
Same Property operating expenses(d)	15.5	14.8	4.3%	71.1	68.4	3.9%
Real Property NOI(a)	$16.3	$14.5	12.9%	$76.0	$69.8	9.0%

	As of
	December 31, 2024	December 31, 2023	Change
Other Information
Number of properties	51	51	—
Sites
UK sites	16,500	16,210	290
UK transient sites	3,210	3,120	90
Occupancy(e)	89.6%	90.3%	(0.7)%
Average monthly base rent per site	$544	$502	$42
(a) Refer to Definitions and Notes for additional information.
(b) Same Property results for the Company's UK properties reflect constant currency for comparative purposes. British pound sterling figures in the prior comparative period have been translated at the average exchange rate of $1.2817 USD and $1.2781 USD per Pound sterling, respectively, during the quarter and year ended December 31, 2024.
(c) Percentages are calculated based on unrounded numbers.
(d) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(e) Adjusting for recently delivered and vacant expansion sites, Same Property adjusted occupancy decreased by 50 basis points year over year, to 89.9% at December 31, 2024, from 90.4% at December 31, 2023.

4th Quarter Supplemental Information 12

Other Operating Information
Home Sales Summary
($ in millions, except for average selling price)

	Quarter Ended			Year Ended
Financial Information	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change
North America
Home sales	$43.1	$61.9	(30.4)%	$181.1	$233.8	(22.5)%
Home cost and selling expenses	36.3	48.3	(24.8)%	145.7	179.8	(19.0)%
NOI(a)	$6.8	$13.6	(50.0)%	$35.4	$54.0	(34.4)%
NOI margin %(a)	15.8%	22.0%		19.5%	23.1%

UK
Home sales	$45.1	$31.3	44.1%	$188.8	$186.1	1.5%
Home cost and selling expenses	33.8	23.8	42.0%	127.4	125.8	1.3%
NOI(a)	$11.3	$7.5	50.7%	$61.4	$60.3	1.8%
NOI margin %(a)	25.1%	24.0%		32.5%	32.4%

Total
Home sales	$88.2	$93.2	(5.4)%	$369.9	$419.9	(11.9)%
Home cost and selling expenses	70.1	72.1	(2.8)%	273.1	305.6	(10.6)%
NOI(a)	$18.1	$21.1	(14.2)%	$96.8	$114.3	(15.3)%
NOI margin %(a)	20.5%	22.6%		26.2%	27.2%

Other information
Units Sold:
North America	494	656	(24.7)%	2,001	2,565	(22.0)%
UK	604	547	10.4%	2,948	2,857	3.2%
Total home sales	1,098	1,203	(8.7)%	4,949	5,422	(8.7)%

Average Selling Price:
North America	$87,247	$94,360	(7.5)%	$90,505	$91,150	(0.7)%
UK	$74,669	$57,221	30.5%	$64,043	$65,138	(1.7)%
(a) Refer to Definitions and Notes for additional information.

Operating Statistics for MH and Annual RVs

	Resident Move-outs
	% of Total Sites	Number of Move-outs	Leased Sites, Net(a)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2024	4.3%	7,050	3,209	447	1,554	1,700
2023	3.6%	6,590	3,268	564	2,001	2,296
2022	3.0%	5,170	2,922	703	2,509	2,864
(a) Increase in revenue producing sites, net of new vacancies.
4th Quarter Supplemental Information 13

Investment Activity
Acquisitions and Dispositions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	State, Province or Country	Total Purchase Price / Sales Proceeds	Month
ACQUISITIONS
First Quarter 2024
Port of San Juan(a)	Marina	1	8	PR	$—	March

Second Quarter 2024
Port Milford(b)	Marina	1	92	CT	4.0	April
Oak Leaf(c)	Marina	—	89	CT	5.0	April
Berth One Palm Beach(c)	Marina	—	4	FL	3.0	April

Third Quarter 2024
Marina Village Yacht Harbor(d)	Marina	1	732	CA	50.0	September
Ventura Harbor Fuel(c)	Marina	—	—	CA	1.8	September

Acquisitions to Date		3	925		$63.8

DISPOSITIONS
First Quarter 2024
Spanish Trails and Sundance	MH	2	533	AZ & FL	$48.5	February

Second Quarter 2024
Littondale	UK	1	114	UK	5.9	May

Third Quarter 2024
Six Community MH Portfolio	MH	6	2,090	Various	224.6	July
Lake Pointe Village	MH	1	361	FL	38.0	July
Reserve at Fox Creek	MH	1	311	AZ	38.0	September

Fourth Quarter 2024
Turnberry	UK	1	281	UK	7.6	November
Canadian RV Portfolio	RV	13	2,836	ON	64.0	December

Subsequent to Fourth Quarter 2024
Four Community RV Portfolio(e)	RV	4	815	Various	92.9	January

Dispositions to Date		29	7,341		$519.5
(a) Acquired via ground lease agreement.
(b) In conjunction with this acquisition, the Company issued 19,326 common OP units valued at $2.5 million.
(c) Combined with an existing property.
(d) In conjunction with this acquisition, the Company issued 243,273 common OP units valued at $31.5 million.
(e) Total sales proceeds include the disposition of four properties that were owned by the Company along with the settlement of a developer note receivable of $33.9 million pertaining to three additional properties in which the Company had provided financing to the developer.

4th Quarter Supplemental Information 14

Investment Activity
Capital Expenditures and Investments
(amounts in millions, except for *)

	Year Ended
	December 31, 2024				December 31, 2023				December 31, 2022
	MH / RV	Marina	UK	Total	MH / RV	Marina	UK	Total	MH / RV	Marina	UK	Total
Recurring Capital Expenditures(a)	$54.5	$47.7	$13.5	$115.7	$51.8	$35.5	$—	$87.3	$51.0	$22.8	$—	$73.8

Non-Recurring Capital Expenditures(a)
Lot Modifications	$35.5	N/A	$1.7	$37.2	$54.9	N/A	$—	$54.9	$39.1	N/A	$—	$39.1
Growth Projects	11.5	80.6	4.8	96.9	21.6	82.9	—	104.5	28.4	71.1	—	99.5
Rebranding	—	N/A	3.1	3.1	4.7	N/A	—	4.7	15.0	N/A	—	15.0
Acquisitions	36.2	137.7	13.5	187.4	115.1	186.3	67.3	368.7	503.0	522.5	2,285.1	3,310.6
Expansion and Development	105.2	13.1	17.8	136.1	247.4	26.0	2.9	276.3	243.8	13.9	4.1	261.8
Total Non-Recurring Capital Expenditures	188.4	231.4	40.9	460.7	443.7	295.2	70.2	809.1	829.3	607.5	2,289.2	3,726.0
Total	$242.9	$279.1	$54.4	$576.4	$495.5	$330.7	$70.2	$896.4	$880.3	$630.3	$2,289.2	$3,799.8
Other Information
Recurring Capex per Site, Slip and Dry Storage Spaces(b)*	$370	$993	$745	$542	$388	$867	N/A	$500	$397	$582	N/A	$441
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Average based on actual number of MH and RV sites, Marina wet slips and dry storage spaces, and UK sites associated with the recurring capital expenditures in each period.
4th Quarter Supplemental Information 15

Capitalization
Capitalization Overview
(Shares and units in thousands, dollar amounts in millions, except for *)

	As of December 31, 2024
	Common Equivalent Shares	Share Price*	Capitalization
Equity and Enterprise Value
Common shares	127,437	$122.97	$15,670.9
Convertible securities
Common OP units	2,906	$122.97	357.4
Preferred OP units	2,569	$122.97	315.9
Diluted shares outstanding and market capitalization(a)	132,912		16,344.2
Plus: Total debt, per consolidated balance sheet			7,352.8
Total capitalization			23,697.0
Less: Cash and cash equivalents (excluding restricted cash)			(47.4)
Enterprise Value(b)			$23,649.6

Debt		Weighted Average Maturity (in years)*	Debt Outstanding
Mortgage loans payable		8.3	$3,212.2
Secured borrowings on collateralized receivables(c)		13.2	51.2
Unsecured debt		4.4	4,089.4
Total carrying value of debt, per consolidated balance sheet		6.2	7,352.8
Plus: Unamortized deferred financing costs and discounts / premiums on debt			35.0
Total Debt			$7,387.8

Corporate Debt Rating and Outlook
Moody's			Baa3 | Stable
S&P			BBB | Stable
(a) Refer to "Securities" within Definitions and Notes for additional information related to the Company's securities outstanding.
(b) Refer to "Enterprise Value" within Definitions and Notes for additional information.
(c) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
4th Quarter Supplemental Information 16

Capitalization
Summary of Outstanding Debt
(amounts in millions, except for *)

	Quarter Ended
	December 31, 2024
	Debt Outstanding	Weighted Average Interest Rate(a)*	Maturity Date*
Secured Debt:
Mortgage loans payable	$3,212.2	3.99%	Various
Secured borrowings on collateralized receivables(b)	51.2	8.58%	Various
Total Secured Debt	3,263.4	4.06%

Unsecured Debt:
Senior Credit Facility:
Revolving credit facilities (in USD)(c)	1,413.1	4.74%	April 2026

Senior Unsecured Notes:
2028 senior unsecured notes	447.4	2.30%	November 2028
2029 senior unsecured notes	496.2	5.55%	January 2029
2031 senior unsecured notes	743.4	2.70%	July 2031
2032 senior unsecured notes	593.2	3.60%	April 2032
2033 senior unsecured notes	396.1	5.51%	January 2033
Total Senior Unsecured Notes	2,676.3	3.78%

Total Unsecured Debt	4,089.4	4.11%
Total carrying value of debt, per consolidated balance sheets	7,352.8	4.09%
Plus: Unamortized deferred financing costs, discounts / premiums on debt, and fair value adjustments(a)	35.0
Total debt	$7,387.8
(a)Includes the effect of amortizing deferred financing costs, loan premiums / discounts, and derivatives, as well as fair value adjustments on the Secured borrowings on collateralized receivables.
(b)Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(c)As of December 31, 2024, the Company's revolving credit facilities consisted of:
•$471.0 million borrowed on its U.S. line of credit at the Secured Overnight Financing Rate ("SOFR") plus 85 basis points margin. As of December 31, 2024, $150.0 million was swapped to a weighted average fixed SOFR rate of 4.757% for an all-in fixed rate of 5.707%.
•$930.3 million (£741.2 million) borrowed on its GBP and multicurrency lines of credit at the Daily Sterling Overnight Index Average ("SONIA") base rate, plus 85 basis points margin. As of December 31, 2024, $627.6 million (£500.0 million) was swapped to a weighted average fixed SONIA rate of 2.924% for an all-in fixed rate of 3.806% inclusive of margin.
•$11.8 million USD equivalent borrowed on its AUD line of credit at the Bank Bill Swap Bid Rate ("BBSY") plus 85 basis points margin.

4th Quarter Supplemental Information 17

Capitalization
Debt Maturities(a)
(amounts in millions, except for *)

	As of
	December 31, 2024
Year	Mortgage Loans Payable(b)	Principal Amortization	Secured Borrowings on Collateralized Receivables(c)(d)	Senior Credit Facility(e)	Senior Unsecured Notes	Total
2025	$48.4	$52.3	$2.3	$—	$—	$103.0
2026	650.6	44.1	2.5	1,413.1	—	2,110.3
2027	4.1	38.3	2.7	—	—	45.1
2028	303.7	41.0	2.9	—	450.0	797.6
2029	335.1	39.4	3.1	—	500.0	877.6
Thereafter	1,169.1	501.3	33.8	—	1,750.0	3,454.2
Total	$2,511.0	$716.4	$47.3	$1,413.1	$2,700.0	$7,387.8
(a) Debt maturities include the unamortized deferred financing costs, discount / premiums, and fair value adjustments associated with outstanding debt.
(b) For the Mortgage loans payable maturing between 2025 - 2029:

	2025	2026	2027	2028	2029
Weighted average interest rate	4.01%	3.97%	4.34%	4.04%	3.23%
(c) Balance at December 31, 2024 excludes fair value adjustments of $3.9 million.
(d) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(e) Represents the initial maturity for the revolving loan facility. The Company holds the unilateral option to extend the maturity date for two additional six-month periods to April 7, 2027.

^ Excludes the Company's borrowings under its senior credit facility.
4th Quarter Supplemental Information 18

Capitalization
Debt Analysis

		As of
		December 31, 2024
Select Credit Ratios
Net Debt / TTM recurring EBITDA(a)		6.0 x
Net Debt / Enterprise Value(a)		30.9%
Net Debt / gross assets(a)		36.0%
Unencumbered assets / total assets		79.0%
Floating rate debt / total debt(b)		8.6%

Coverage Ratios
TTM Recurring EBITDA(a)(b) / interest		3.5 x
TTM Recurring EBITDA(a)(b) / interest + preferred distributions + preferred stock distribution		3.5 x

Senior Credit Facility Covenants	Requirement
Maximum leverage ratio	<65.0%	32.0%
Minimum fixed charge coverage ratio	>1.40 x	2.86 x
Maximum secured leverage ratio	<40.0%	11.9%

Senior Unsecured Note Covenants	Requirement
Total debt / total assets	≤60.0%	38.8%
Secured debt / total assets	≤40.0%	17.2%
Consolidated income available for debt service / debt service	≥1.50 x	4.28 x
Unencumbered total asset value / total unsecured debt	≥150.0%	366.3%
(a) Refer to Definition and Notes for additional information.
(b) Percentage includes the impact of hedge activities.
4th Quarter Supplemental Information 19

Definitions and Notes

Acquisition and Other Transaction Costs - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 6, 'Acquisition and other transaction costs' represent (a) nonrecurring integration expenses associated with acquisitions during the quarter and years ended December 31, 2024 and 2023, (b) costs associated with potential acquisitions that will not close, (c) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy, and other non-recurring transaction costs, and (d) other non-recurring transactions.

Asset Impairments - In the Company's Consolidated Statement of Operations on page 5, the Company recorded asset impairment charges during the quarter ended December 31, 2024, which primarily consisted of aggregate charges of $24.1 million in the MH and RV segments related to non-continuing expansion and development projects and related assets, as well as charges of $12.1 million related to four RV properties that were reclassified as held for sale as of December 31, 2024, and subsequently sold in January 2025.

Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:

•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities and marinas. Recurring capital expenditures at the Company's MH, RV and UK properties include major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at the marinas include dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.

•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:

•Lot Modifications - consist of expenditures incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 13 for move-out rates.

•Growth Projects - consist of revenue-generating or expense-reducing activities at the properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades, such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.

•Rebranding - includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.

•Acquisitions - Total acquisition investments represent the purchase price paid for operating properties (detailed for the current calendar year on page 14), the purchase price paid for land parcels for future ground-up development and expansion activity, and any capital improvements identified during due diligence from the acquisition date through the third year of ownership needed to bring acquired properties up to the Company's operating standards.

Capital improvements subsequent to acquisition often require 24 to 36 months to complete after closing. At MH, RV and UK properties, capital improvements include upgrading clubhouses; landscaping; new street lighting systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. Capital improvements at Marina properties primarily include improvements to rooms, renovation of restaurant facilities, pools and fitness centers.

4th Quarter Supplemental Information 20

For the year ended December 31, 2024, the components of total acquisition investment are as follows (in millions):

	Year Ended December 31, 2024
	MH and RV	Marina	UK	Total
Purchase price of property acquisitions	$—	$65.3	$—	$65.3
Capitalized transaction costs for property acquisitions	—	2.2	—	2.2
Purchase price of land acquisitions (including capitalized transaction costs)(a)	12.3	—	12.2	24.5
Capital improvements to recent property acquisitions	22.9	56.2	1.3	80.4
Other acquisitions	1.0	14.0	—	15.0
Total Acquisition Investments	$36.2	$137.7	$13.5	$187.4
(a) Includes the value allocated to infrastructure improvements associated with acquired land, when applicable.

•Expansions and Developments - consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete site improvements, such as driveways, sidewalks and landscaping at the Company's MH, RV and UK communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV, Marina or UK properties, and research and development.

Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less unrestricted cash and cash equivalents.

GAAP - U.S. Generally Accepted Accounting Principles.

Home Sales Contribution to FFO - The reconciliation of NOI from home sales to FFO from home sales for the quarter and year ended December 31, 2024 is as follows (in millions):

	Quarter Ended December 31, 2024			Year Ended December 31, 2024
	MH	UK	Total	MH	UK	Total
Home Sales NOI	$6.8	$11.3	$18.1	$35.4	$61.4	$96.8
Gain on dispositions of assets, net	(5.6)	(0.4)	(6.0)	(25.5)	(1.6)	(27.1)
FFO contribution from home sales	$1.2	$10.9	$12.1	$9.9	$59.8	$69.7

Interest expense - The following is a summary of the components of the Company's interest expense (in millions):

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest on Secured debt, Senior unsecured notes, Senior Credit Facility, Unsecured Term Loan and interest rate swaps	$76.0	$82.5	$324.9	$311.0
Lease related interest expense	3.6	3.2	14.3	14.1
Amortization of deferred financing costs, debt (premium) / discounts and (gains) / losses on hedges	1.6	1.6	6.6	6.1
Senior credit facility commitment fees and other finance related charges	2.5	2.0	8.4	6.9
Capitalized interest expense	(1.7)	(4.0)	(8.5)	(12.9)
Interest Expense Before Interest on Secured borrowings	82.0	85.3	345.7	325.2
Interest expense on Secured borrowings on collateralized receivables	1.2	0.6	4.7	0.6
Interest Expense, per Consolidated Statements of Operations	$83.2	$85.9	$350.4	$325.8

NAREIT - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.

Net Debt - The carrying value of debt, plus, unamortized premiums, discounts and deferred financing costs, less unrestricted cash and cash equivalents.

4th Quarter Supplemental Information 21

Other adjustments, net - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 6, Other adjustments, net consists of the following (in millions):

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Deferred tax benefit	$(23.1)	$(8.3)	$(39.6)	$(22.9)
Litigation activity	0.5	1.3	(8.0)	0.6
Insurance loss recovery expense	—	—	8.9	—
Long term lease termination expense	—	—	1.1	4.0
Severance costs	1.3	—	3.2	—
Accelerated deferred compensation amortization	0.5	1.2	1.2	1.6
ERP implementation expense	0.8	2.7	2.9	2.7
Gain on sale of investment	—	(15.3)	—	(15.3)
Other	2.0	0.6	3.1	1.9
Other adjustments, net	$(18.0)	$(17.8)	$(27.2)	$(27.4)

Other income / (expense), net - In the Company's Consolidated Statements of Operations on page 5, Other income / (expense), net consists of the following (in millions):

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Litigation activity	$(0.5)	$(1.3)	$8.0	$(0.6)
Long term lease termination expense	—	—	(1.1)	(4.0)
Repair reserve on repossessed homes	(1.9)	(0.3)	(3.7)	(2.5)
Gain on remeasurement of collateralized receivables	—	1.5	2.1	1.5
Loss on remeasurement of secured borrowings on collateralized receivables	—	(1.9)	(2.1)	(1.9)
Other	—	—	—	—
Other income / (expense), net	$(2.4)	$(2.0)	$3.2	$(7.5)

Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2023. Same properties exclude ground-up development properties, acquired properties and properties sold after December 31, 2022. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations.

Secured borrowings on collateralized receivables - This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as secured borrowings. The interest income and interest expense accrue at the same amount. The Company has elected to record the collateralized receivables and secured borrowings at fair value under ASC 820, "Fair Value Measurements and Disclosures." As a result, the balance of collateralized receivables and related secured borrowings are net of fair value adjustments.

4th Quarter Supplemental Information 22

Securities - The Company had the following securities outstanding as of December 31, 2024:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate(a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non-Convertible Securities
Common shares	127,437	N/A	N/A	N/A	$3.76(c)

Convertible Securities Classified as Equity
Common OP units	2,906	1.0000	2,906	N/A	Mirrors common share distributions

Preferred OP Units
Series A-1	177	2.4390	431	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	297	1.1100	329	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	90	0.6250	56	$100.00	3.00%
Series G	206	0.6452	133	$100.00	3.20%
Series H	581	0.6098	355	$100.00	3.00%
Series J	236	0.6061	143	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Series L	20	0.6250	13	$100.00	3.50%
Total	3,216		2,569
Total Convertible Securities Outstanding	6,122		5,475
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.

Share - In addition to reporting net income on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and dilutive convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted average common shares outstanding - Basic	126.5	123.5	124.5	123.4
Dilutive restricted stock	0.3	0.2	—	0.4
Common and preferred OP units dilutive effect	2.9	2.7	2.7	—
Weighted Average Common Shares Outstanding - Diluted	129.7	126.4	127.2	123.8

Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	126.5	123.5	124.5	123.4
Restricted stock	0.3	0.2	0.3	0.4
Common OP units	2.9	2.6	2.7	2.5
Common stock issuable upon conversion of certain preferred OP units	2.6	2.7	2.0	2.6
Weighted Average Common Shares Outstanding - Diluted	132.3	129.0	129.5	128.9

4th Quarter Supplemental Information 23

Utility Revenues - In its Consolidated Statements of Operations and its total portfolio presentation of real property operating results, the Company includes the following utility reimbursement revenues in real property revenues (excluding transient):

	Quarter Ended		Year Ended
Consolidated Portfolio	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Utility reimbursement revenues
MH	$18.1	$16.5	$72.5	$69.4
RV	4.0	3.9	19.4	19.2
Marina	6.9	3.9	26.2	25.5
UK	5.1	6.6	18.6	16.7
Total	$34.1	$30.9	$136.7	$130.8

For its presentation of Same Property results on page 10 and page 12, the Company nets the following utility revenues (which include utility reimbursement revenues from residents) against related utility expenses in Same Property operating expenses:

	Quarter Ended		Year Ended
Same Property Portfolio	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Utility revenues netted against related utility expenses
MH	$18.1	$16.1	$71.5	$67.9
RV	3.9	3.7	18.9	18.5
Marina	6.4	6.2	24.5	23.8
UK	5.1	4.0	17.9	16.8
Total	$33.5	$30.0	$132.8	$127.0

Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

EBITDA provides a further measure to evaluate the Company's ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs.

FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.

•Net Operating Income ("NOI")

•Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of properties performance and growth over time.

4th Quarter Supplemental Information 24

The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP net cash provided by operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

•Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties.

•Earnings before interest, tax, depreciation and amortization ("EBITDA")

•EBITDAre - Nareit refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.

•Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow provided by / used for operating, investing and financing activities as measures of liquidity.

•Funds from Operations ("FFO")

•FFO - Nareit defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

•Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently. Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
4th Quarter Supplemental Information 25